UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2004

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive

Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2004, West Marine, Inc. announced its consolidated financial results for the third quarter ended October 2, 2004. The press release contained disclosure of earnings per share excluding a $1.2 million, or $0.03 per share, charge (the “Charge”) for accelerated amortization of certain loan costs representing the unamortized portion of loan fees and other capitalized costs associated with West Marine’s then-existing bank credit facility, which was terminated in connection with West Marine’s entry into a new credit agreement on October 14, 2004. After further analysis and discussions with West Marine’s independent auditors, West Marine determined that the Charge should be properly recorded in the fourth quarter of 2004.

Accordingly, on November 11, 2004, West Marine issued a press release with its revised consolidated financial results for the third quarter ended October 2, 2004. A copy of this press release is attached hereto as Exhibit 99.2. To the extent that the financial statements and other information set forth in the November 11 press release modify the financial statements and other information set forth in the October 28 press release, the information in the November 11 press release should be deemed to replace and supercede such information.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits:

99.1	Press Release dated October 28, 2004 (incorporated be reference to West Marine’s Form 8-K dated and filed October 28, 2004) (furnished pursuant to Item 2.02 of Form 8-K)

99.2	Press Release dated November 11, 2004 (furnished pursuant to Item 2.02 of Form 8-K)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: November 11, 2004	By:	/s/ Eric Nelson
Eric Nelson
Senior Vice President and
Chief Financial Officer